UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Columbia Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	59-2758596
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

354 Eisenhower Parkway

Livingston, New Jersey

(Address of Principal Executive Offices)

Amended and Restated 2008 Long-Term Incentive Plan

(Full title of the plan)

Jonathan Lloyd Jones

Chief Financial Officer

354 Eisenhower Parkway

Livingston, New Jersey 07039

Tel: (973) 994-3999

Copy to:

Aron Izower, Esq.

Jason M. Barr, Esq.

Reed Smith LLP

599 Lexington Avenue, 28th Floor

New York, New York 10022

Tel: (212) 521-5400; Fax: (212) 521-5450

(Name, address and telephone number (including area code) of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, par value $0.01 per share, issuable under the Amended and Restated 2008 Long-Term Incentive Plan	4,000,000	$0.6316	$2,526,400	$344.60

(1)	The securities to be registered include 4,000,000 shares of Columbia Laboratories, Inc.’s common stock, par value $0.01 per share (the “Common Stock”), reserved for issuance under the Amended and Restated 2008 Long-Term Incentive Plan (the “Plan”). The Plan has recently been amended to increase the number of shares of Common Stock issuable thereunder. The additional shares of Common Stock issuable under the Plan are being registered by this Registration Statement.
(2)	If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or dividend on, the securities covered by this Registration Statement.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The offering price per share and aggregate offering price are based upon the average of the high and low prices for the Common Stock as reported on the Nasdaq Capital Market on May 15, 2013, in accordance with Rule 457(c) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective. This Registration Statement is filed for the purpose of registering an additional 4,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of Columbia Laboratories, Inc. (the “Company”) pursuant to an employee benefit plan, the Company’s Amended and Restated 2008 Long-Term Incentive Plan (the “Plan”). This registration of 4,000,000 shares of Common Stock will increase the number of shares registered for issuance under the Plan to an aggregate of 10,000,000 shares of Common Stock, subject to adjustment as provided in the Plan. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 registering 6,000,000 shares of the Common Stock, filed on June 27, 2008 (Registration Statement 333-152008) is incorporated by reference into this Registration Statement, except as amended hereby. Pursuant to General Instruction E of Form S-8, all information that has been incorporated by reference from the original registration statement is not repeated in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, previously filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on March 13, 2013;

2.	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, filed with the Commission on May 9, 2013;

3.	Current Reports on Form 8-K filed with the Commission on January 16, 2013, March 6, 2013, April 9, 2013, April 24, 2013, May 2, 2013 and May 3, 2013; and

4.	The description of Common Stock, which was included in the Company’s registration statement on Form 8-A, filed with the Commission on February 12, 2004.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein) prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Item 8. Exhibits.

Exhibit Number	Description of Document

4.1	Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 of Form 10-K filed with the Commission on March 13, 2006)

4.1.1	Certificate of Amendment of the Restated Certificate of Incorporation of the Company, dated as of July 1, 2010 (incorporated by reference to Exhibit 3.1 of Form 8-K filed with the Commission on July 6, 2010)

4.1.2	Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of the Company, dated as of January 7, 1999 (incorporated by reference to Exhibit 4.1 of Form 10-K filed with the Commission on March 25, 1999)

4.1.3	Certificate of Designations of Series E Convertible Preferred Stock, filed May 10, 2005 with the Delaware Secretary of State (incorporated by reference to Exhibit 4.1 of Form 8-K filed with the Commission on May 12, 2005)

4.2	Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.1 of Form 8-K filed with the Commission on July 20, 2011)

4.3	Amended and Restated 2008 Long-Term Incentive Plan (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 22, 2013)

4.4	Form of Stock Award Agreement under the Amended and Restated 2008 Long-Term Incentive Plan

5.1	Opinion of Reed Smith LLP

23.1	Consent of BDO USA, LLP

23.2	Consent of Reed Smith LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livingston, State of New Jersey, on May 16, 2013.

Columbia Laboratories, Inc.,
a Delaware corporation

/s/ Frank C. Condella, Jr.
By:	Frank C. Condella, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Frank C. Condella, Jr. and Jonathan B. Lloyd Jones and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post- effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Principal Executive Officer:	Principal Financial and Accounting Officer:

/s/ Frank C. Condella, Jr.	/s/ Jonathan B. Lloyd Jones
Frank C. Condella, Jr.	Jonathan B. Lloyd Jones
President and Chief Executive Officer	Vice President, Chief Financial Officer and Treasurer
Dated: May 16, 2013	Dated: May 16, 2013

Directors:

/s/ Frank C. Condella, Jr.	/s/ Valerie L. Andrews
Frank C. Condella, Jr.	Valerie L. Andrews
Dated: May 16, 2013	Dated: May 16, 2013

/s/ Edward A. Blechschmidt
Edward A. Blechschmidt	Cristina Csimma
Dated: May 16, 2013

/s/ Stephen G. Kasnet
Stephen G. Kasnet	G. Frederick Wilkinson
Dated: May 16, 2013

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
Number	Description of Document

4.1	Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 of Form 10-K filed with the Commission on March 13, 2006)

4.1.1	Certificate of Amendment of the Restated Certificate of Incorporation of the Company, dated as of July 1, 2010 (incorporated by reference to Exhibit 3.1 of Form 8-K filed with the Commission on July 6, 2010)

4.1.2	Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of the Company, dated as of January 7, 1999 (incorporated by reference to Exhibit 4.1 of Form 10-K filed with the Commission on March 25, 1999)

4.1.3	Certificate of Designations of Series E Convertible Preferred Stock, filed May 10, 2005 with the Delaware Secretary of State (incorporated by reference to Exhibit 4.1 of Form 8-K filed with the Commission on May 12, 2005)

4.2	Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.1 of Form 8-K filed with the Commission on July 20, 2011)

4.3	Amended and Restated 2008 Long-Term Incentive Plan (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 22, 2013)

4.4	Form of Stock Award Agreement under the Amended and Restated 2008 Long-Term Incentive Plan

5.1	Opinion of Reed Smith LLP

23.1	Consent of BDO USA, LLP

23.2	Consent of Reed Smith LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)